Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)
AT THE FIRM
Michael R. Blackman
Chief Corporate Development Officer
(813) 552-2927

KFORCE REPORTS FOURTH QUARTER REVENUES OF $326.0 MILLION AND EPS OF $0.36
TAMPA, FL, February 7, 2017 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its fourth quarter and full year 2016. Revenues for the quarter ended December 31, 2016 were $326.0 million compared to $336.5 million for the quarter ended September 30, 2016, an increase of 1.7% on a billing day basis, and compared to $327.7 million for the quarter ended December 31, 2015, an increase of 1.1% on a billing day basis. Net income for the quarter ended December 31, 2016 was $9.2 million, or $0.36 per share, as compared to $9.0 million, or $0.34 per share, for the quarter ended September 30, 2016, and $11.9 million, or $0.43 per share, for the quarter ended December 31, 2015.
Kforce reported total revenues for the year ended December 31, 2016 of $1.32 billion, which was flat with 2015. Net income for the year ended December 31, 2016 was $32.8 million, or $1.25 per share, which is a decrease of 23.5%, or 17.8% per share, compared to net income for the year ended December 31, 2015 of $42.8 million, or $1.52 per share.
David L. Dunkel, Chairman and CEO, said, “As anticipated, revenue in the fourth quarter returned to year-over-year billing day growth. Our intra-quarter trends as well as the momentum we have carried into the beginning of the first quarter are providing encouraging signs about our ability to continue accelerating revenue growth in 2017. We are confident in the structure and strength of our organization and believe that the actions taken during 2016 position us well to maximize our market opportunities. Our bias continues to be to invest in our business to generate long-term shareholder value. These investments include measured and balanced additions to our revenue-generating talent and enhancing and sustaining sales and delivery training and tools. We also plan to continue our technology-related investments while taking appropriate care to monitor opportunities that technological advancements might provide us to enhance our operating model. We continue to see clients seek flexible resources as they invest in technology to more effectively meet the needs of their customers.
We are very pleased to welcome Randall Mehl to the Kforce Board of Directors. Mr. Mehl has served as a lead investor and director for other companies in the areas of digital marketing, IT services, analytics, and workforce management as well as having prior experience as a sell-side equity analyst in business services. I also want to thank all of our employees and consultants for your continued hard work and dedication, particularly throughout 2016 where we experienced many organizational changes, as well as express our continued gratitude to our clients for allowing us the privilege of serving you.”

Joseph J. Liberatore, President said, “We are pleased to have returned to year-over-year revenue growth on a billing day basis in Tech Flex and FA Flex. The improvements we experienced during the fourth quarter in both of these businesses is also translating into a solid start to our first quarter of 2017.
We have been focused throughout 2016 on positioning our sales and delivery teams to operate with greater consistency and discipline to improve the intimacy with our clients, candidates and consultants. This included rebalancing our revenue-generating talent between sales and delivery, which has allowed us to reaccelerate our client facing activities and diversify our client portfolio over a broader range of our largest clients. We believe these efforts and our intense focus on our ongoing sales transformation initiative have laid a solid foundation for continued acceleration of revenue growth.”
Mr. Liberatore noted additional operational results for the fourth quarter include:

•	Flex revenues of $314.7 million in Q4 ‘16 increased 2.1%, on a billing day basis, from $323.5 million in Q3 ‘16 and increased 1.8%, on a billing day basis, from $314.3 million in Q4 ‘15.

•	Quarterly year-over-year growth in Flex revenues, on a billing day basis, for Tech, FA and GS was 1.4%, 2.1% and 4.0%, respectively.

•	Direct Hire revenues of $11.3 million in Q4 ‘16 decreased 8.8%, on a billing day basis, from $13.0 million in Q3 ‘16 and decreased 14.5%, on a billing day basis, from $13.4 million in Q4 ‘15.
David M. Kelly, Chief Financial Officer, said, “We remain confident that we will meet or exceed our 7.5% operating margin target when $1.6 billion in annualized revenue is reached and still expect to achieve an operating margin of at least 6.3% at $1.4 billion in annualized revenue, which we may see as early as the second quarter of 2017. We returned a significant amount of capital to our shareholders in the form of dividends and open market share repurchases, which amounted to approximately $56 million in 2016, and is further confirmation of our belief in the strength of our business. We are also pleased to announce that our Board of Directors declared a first quarter cash dividend on Kforce common stock of $0.12 per share. The cash dividend will be payable on March 24, 2017 to shareholders of record as of the close of business on March 10, 2017.”
Highlights for the fourth quarter include:

•	Tech Flex gross profit margin of 27.5% in Q4 ‘16 increased 30 basis points from 27.2% in Q3 ‘16 and remained flat from 27.5% in Q4 ‘15.

•	Selling, general and administrative expense as a percentage of revenues in Q4 ‘16 was 25.2% which is down 90 basis points as compared to 26.1% in Q3 ‘16 and up 60 basis points from 24.6% in Q4 ‘15.

•	We repurchased approximately 680 thousand shares of common stock on the open market at a total cost of approximately $15.0 million during Q4 ‘16.
Looking forward to the first quarter of 2017, there will be 64 billing days, as compared to 61 billing days in the fourth quarter of 2016, and 64 billing days in the first quarter of 2016. Current estimates for the first quarter of 2017 are:

•	Revenues of $330 million to $335 million

•	Earnings per share of $0.22 to $0.24

•	Gross profit margin of 29.3% to 29.5%

•	Flex gross profit margin of 27.0% to 27.2%

•	SG&A expense as a percent of revenue of 25.5% to 25.7%

•	Operating margin of 3.0% to 3.3%

•	Effective tax rate of 38.0%
On Tuesday, February 7, 2017, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time. The prepared remarks for this call are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Download Library under Shareholder Tools.
The dial-in number is (877) 344-3890. The conference passcode is Kforce. The replay of the call will be available from 8:00 p.m. EST, Tuesday, February 7, 2017 through February 14, 2017 by dialing (855) 859-2056, passcode 99439598.
This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until February 14, 2017.
Our 2017 Annual Meeting of Kforce Inc. Shareholders will be held on Tuesday, April 18, 2017 at 1001 East Palm Avenue, Tampa, Florida 33605, commencing at 8:00 a.m., eastern time.

About Kforce
Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing temporary and permanent staffing solutions in the skill areas of technology and finance & accounting. Backed by nearly 2,800 associates and more than 11,800 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 62 offices located throughout the United States and one office in the Philippines. For more information, please visit our Web site at http://www.kforce.com.
The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749.
Certain of the above statements contained in this press release, including earnings projections, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates for temporary employment or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain awards, task orders or funding under contracts; changes in client demand for our services such as the resulting impact of any significant organizational changes within our largest clients; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2015, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
Revenue by function:
Technology	$216,807	$225,524	$218,026
Finance & accounting	85,794	84,118	86,816
Government solutions	23,397	26,818	22,857
Total revenue	325,998	336,460	327,699
Direct costs of services	226,350	231,080	224,184
Gross profit	99,648	105,380	103,515
GP %	30.6%	31.3%	31.6%
Flex GP %	28.1%	28.6%	28.7%
Selling, general & administrative expenses	82,123	87,918	80,702
Depreciation & amortization	2,047	2,075	2,429
Income from operations	15,478	15,387	20,384
Other expense, net	711	663	288
Income before income taxes	14,767	14,724	20,096
Income tax expense	5,528	5,704	8,195
Net income	$9,239	$9,020	$11,901

Earnings per share - diluted	$0.36	$0.34	$0.43

Weighted average shares outstanding - diluted	25,821	26,173	27,793
Adjusted EBITDA	$19,169	$18,806	$24,556

Billing days	61	64	62

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Twelve Months Ended
	Dec. 31, 2016	Dec. 31, 2015
Revenue by function:
Technology	$883,477	$895,942
Finance & accounting	337,601	325,924
Government solutions	98,628	97,372
Total revenue	1,319,706	1,319,238
Direct costs of services	911,207	905,124
Gross profit	408,499	414,114
GP %	31.0%	31.4%
Flex GP %	28.2%	28.5%
Selling, general & administrative expenses	341,196	330,416
Depreciation & amortization	8,701	9,831
Income from operations	58,602	73,867
Other expense, net	2,647	2,195
Income before income taxes	55,955	71,672
Income tax expense	23,182	28,848
Net income	$32,773	$42,824

Earnings per share - diluted	$1.25	$1.52

Weighted average shares outstanding - diluted	26,274	28,190
Adjusted EBITDA	$74,052	$89,282

Billing days	253	253

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	DECEMBER 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,482	$1,497
Trade receivables, net of allowances	206,361	198,933
Income tax refund receivable	172	526
Deferred tax asset, net	4,799	4,518
Prepaid expenses and other current assets	10,691	9,060
Total current assets	223,505	214,534
Fixed assets, net	43,145	37,476
Other assets, net	30,511	28,671
Deferred tax asset, net	18,650	20,938
Intangible assets, net	3,642	4,235
Goodwill	45,968	45,968
Total assets	$365,421	$351,822
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities	$37,230	$39,227
Accrued payroll costs	44,137	46,125
Other current liabilities	1,765	1,287
Income taxes payable	221	1,107
Total current liabilities	83,353	87,746
Long-term debt - credit facility	111,547	80,472
Long-term debt - other	3,984	3,351
Other long-term liabilities	44,801	40,626
Total liabilities	243,685	212,195
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	713	705
Additional paid-in capital	428,212	420,276
Accumulated other comprehensive income (loss)	184	318
Retained earnings	174,967	155,096
Treasury stock, at cost	(482,340)	(436,768)
Total stockholders’ equity	121,736	139,627
Total liabilities and stockholders’ equity	$365,421	$351,822

Kforce Inc.
Key Statistics
(Unaudited)

	Q4 2016	Q3 2016	Q4 2015
Total Firm
Flex revenue (000’s)	$314,714	$323,484	$314,286
Hours (000’s)	5,598	5,597	5,603
Flex GP %	28.1%	28.6%	28.7%
Direct Hire revenue (000’s)	$11,284	$12,976	$13,413
Placements	876	940	995
Average fee	$12,891	$13,802	$13,484
Billing days	61	64	62
Technology
Flex revenue (000’s)	$212,437	$220,376	$212,917
Hours (000’s)	3,152	3,254	3,158
Flex GP %	27.5%	27.2%	27.5%
Direct Hire revenue (000’s)	$4,370	$5,148	$5,109
Placements	260	297	323
Average fee	$16,831	$17,343	$15,822
Finance & Accounting
Flex revenue (000’s)	$78,880	$76,290	$78,512
Hours (000’s)	2,446	2,343	2,445
Flex GP %	29.1%	29.6%	29.9%
Direct Hire revenue (000’s)	$6,914	$7,828	$8,304
Placements	616	643	672
Average fee	$11,230	$12,169	$12,360
Government Solutions
Flex revenue (000’s)	$23,397	$26,818	$22,857
Flex GP %	30.3%	36.4%	34.9%

Kforce Inc.
Revenue Growth Rates
(Unaudited)

	Year-Over-Year Growth Rates
	(Per Billing Day)
	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
Tech Flex	1.4%	(2.7)%	(2.9)%	(0.3)%	0.2%
Tech Direct Hire	(13.1)%	(10.2)%	(18.2)%	1.8%	7.8%
Total Tech	1.1%	(2.8)%	(3.3)%	(0.2)%	0.4%
FA Flex	2.1%	(0.5)%	5.5%	12.0%	15.7%
FA Direct Hire	(15.4)%	(6.9)%	3.4%	2.8%	15.7%
Total FA	0.4%	(1.2)%	5.3%	11.1%	15.7%
Total Staffing	0.9%	(2.4)%	(1.1)%	2.7%	4.3%
GS	4.0%	10.1%	4.2%	(12.1)%	(13.9)%
Total Firm	1.1%	(1.5)%	(0.7)%	1.5%	2.8%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce, and consistent with the definition included in our credit facility, as net income before depreciation and amortization, stock-based compensation expense, interest expense, net and income tax expense and is a key metric in our covenant calculations. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and provides a good metric of our core profitability in comparing our performance to our competitors. Consequently, management believes it is useful information to investors.

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
	$	$	$
Net income	$9,239	$9,020	$11,901
Depreciation & amortization	2,094	2,102	2,429
Stock-based compensation expense	1,663	1,336	1,558
Interest expense, net	645	644	473
Income tax expense	5,528	5,704	8,195
Adjusted EBITDA	$19,169	$18,806	$24,556

	Twelve Months Ended
	Dec. 31, 2016	Dec. 31, 2015
	$	$
Net income	$32,773	$42,824
Depreciation & amortization	8,796	9,831
Stock-based compensation expense	6,705	5,819
Interest expense, net	2,596	1,960
Income tax expense	23,182	28,848
Adjusted EBITDA	$74,052	$89,282

Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by (used in) operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view free cash flow as a complement to our financial statements.

	Twelve Months Ended
	Dec. 31, 2016	Dec. 31, 2015
Net income	$32,773	$42,824
Non-cash provisions and other	20,717	21,602
Changes in operating assets/liabilities	(14,043)	5,754
Net cash provided by operating activities	39,447	70,180
Capital expenditures	(12,420)	(8,328)
Free cash flow	27,027	61,852
Change in debt	31,075	(12,861)
Repurchases of common stock	(46,013)	(38,471)
Cash dividend	(12,447)	(12,545)
Other	343	2,284
Change in cash	(15)	259